Exhibit 23-a-1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 1996 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3, File Nos. 33-58411 and 33-59383, and into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-58413 and 33-60511.



Boston, Massachusetts
March 29, 1996                         /s/  Arthur Andersen LLP